UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2016

Knowles Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36102 (Commission File Number)	90-1002689 (I.R.S. Employer Identification No.)

1151 Maplewood Drive, Itasca, IL		60143
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (630) 250-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 7, 2016 Knowles Corporation ("Knowles") completed the previously announced sale of its mobile consumer electronics speaker and receiver product line ("speaker and receiver product line") to Shanghai Xu Ao Limited Partnership, an affiliate of Loyal Valley Innovation Capital Limited, ("Buyer") in consideration for $45.0 million in cash, less estimated purchase price adjustments, pursuant to the terms of the Equity Transfer Agreement, dated May 11, 2016 by and between a Knowles subsidiary and Buyer. The pro forma financial information required by Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.
Unaudited condensed pro forma consolidated balance sheet as of March 31, 2016 and unaudited condensed pro forma consolidated statements of earnings for the three months ended March 31, 2016 and the years ended December 31, 2015, December 31, 2014 and December 31, 2013 are filed as Exhibit 99.1 and incorporated by reference herein.

(d) Exhibits.

The following exhibit is furnished as part of this report:
Exhibit Number	Description
99.1	Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: July 7, 2016	By: /s/ Thomas G. Jackson
Thomas G. Jackson
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Pro Forma Financial Information.